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                       CAESARS WORLD, INC. SUBSIDIARY LIST
                                October 19, 1994



                                   PLACE OF            BUSINESS
NAME                               INCORPORATION       NAME
- - ----                               -------------       ----
Caesars Palace Corporation         Delaware            -
   Desert Palace, Inc.             Nevada              Caesars Palace
                                                       Caesars Tahoe

  Caesars Palace Realty Corp.      Nevada              -
Caesars New Jersey, Inc.           New Jersey          -
  Boardwalk Regency Corporation    New Jersey          Caesars Atlantic City


                                   EXHIBIT 21